                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    (X)
Filed by a Party other than the Registrant    ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CASS COMMERCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)  No Fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                            CASS COMMERCIAL CORPORATION
                               13001 Hollenberg Drive
                             Bridgeton, Missouri 63044

                                  PROXY STATEMENT

                          Annual Meeting of Stockholders
                            to be held April 20, 1998


      This Proxy Statement is being furnished to the common stockholders of Cass Commercial Corporation (the "Company") on or about March 23, 1998 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") to be held on April 20, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

      Holders of shares of common stocks, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 12, 1998, (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,861,248 shares of Common Stock were outstanding. Holders of Common Stock (the "Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      A plurality of the votes of Stockholders cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of holders of a majority of the shares of Common Stock voted. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors or ratification of the selection of independent accountants.

      Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controlled approximately 22% of the Common Stock outstanding on the Record Date.

      Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR
              ---                                                   ---
the ratification of the selection of independent accountants. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Cass Commercial Corporation, 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number (314) 506-5500).

      The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.


            The date of this Proxy Statement is March 23, 1998.

                          ELECTION OF DIRECTORS

      Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 10 directors is elected for a three-year term, and the term of each class of directors expires in a different year.

      Directors who are not officers of the Company receive fees of $500 for attendance at each meeting of the Board and a fee of $300 for attendance at each meeting of a Committee of the Board.

      The nominees for election to the Board of Directors are: Mr. Collett, Mr. Shepard and Mr. Signorelli, each of whom is a current director of the Company. The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for re-election to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:



                                                      Principal Occupation
      Director                                        During Past 5 Years
      --------                                        --------------------
Robert J. Bodine                                      Chairman, Bodine
      Age: 73                                         Aluminum, Inc.
Director since 1966                                   (manufacturer)
Current term expires 2000

Lawrence A. Collett                                   Chairman of the Board since 1992;
      Age: 55                                         Chief Executive Officer since 1990
Director since 1983                                   Mr. Collett is a nominee for
Current term expires 1998                             re-election to the Board of Directors

Thomas J. Fucoloro                                    Consultant
      Age: 72
Director since 1986
Current term expires 2000

Harry J. Krieg                                        Consultant to the Company;
      Age: 73                                         Chairman of the Company, 1975-1992
Chairman Emeritus, since 1992
Director since 1962
Current term expires 2000

Howard A. Kuehner                                     Investor
      Age: 82
Director since 1966
Current term expires 2000

Jake Nania                                            Investor
      Age: 73
Director since 1967
Current term expires 1999

Irving A. Shepard                                     President, Venture
      Age: 80                                         Consultants, Inc.
Director since 1970                                   (consulting company)
Current term expires 1998                             Mr. Shepard is a nominee for re-election
                                                      to the Board of Directors



                                    -3-



                                                      Principal Occupation
      Director                                        During Past 5 Years
      --------                                        --------------------
Andrew J. Signorelli                                  Vice President, Andrews Educational
      Age: 58                                         & Research Center; Founder,
Director since 1986                                   Hope Educational & Research Center
Current term expires 1998                             Mr. Signorelli is a nominee for re-election
                                                      to the Board of Directors

John J. Vallina                                       President of Cass Bank, since 1992
      Age: 55
Director since 1992
Current term expires 1999

Bruce E. Woodruff                                     Attorney; of counsel to Armstrong,
      Age: 67                                         Teasdale, Schlafly & Davis
Director since 1995
Current term expires 1999



COMMITTEES

      The Company's Board of Directors has standing Discount, Audit and Compliance, and Compensation Committees. The Discount Committee is composed of Mr. Signorelli, Mr. Fucoloro, Mr. Kuehner, Mr. Collett and Mr. Vallina. The Audit and Compliance Committee is composed of Mr. Fucoloro, Mr. Kuehner, Mr. Krieg, Mr. Shepard and Mr. Woodruff. The Compensation Committee is composed of Mr. Shepard, Mr. Signorelli and Mr. Bodine.

      The Discount Committee, which met 23 times during 1997, examines and approves loans and discounts and exercises the authorization of loans and discounts.

      The Audit and Compliance Committee, which met 4 times during 1997, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. In addition, the Committee meets with the Company's Internal Auditors on a quarterly basis to review the scope and results of such services.

      The Compensation Committee, which met 4 times during 1997, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and subsidiaries.

      During 1997, there were 12 meetings of the Board of Directors. All directors attended 75% of more of the aggregate number of meetings of the Board and committees on which they served.

EXECUTIVE OFFICERS

      The executive officers of the Company, their ages as of December 31, 1997, and their positions with the Company are set forth below. All officers serve at the pleasure of the Company's Board of Directors.



       Name                       Age                        Positions
       ----                       ---                        ---------
Lawrence A. Collett               55         Chairman and Chief Executive Officer of the
                                             Company, Cass Bank and CIS; Director of the
                                             Company and Subsidiaries

Eric H. Brunngraber               40         Vice President-Secretary; Chief Financial
                                             Officer

William C. Bouchein               62         Vice President - Treasurer


EXECUTIVE COMPENSATION

      The following table summarizes compensation earned or awarded for the three years ended December 31, 1997 to each of the executive officers of the Company.


                                                                              Long Term Compensation
                                                                            --------------------------
                                               Annual Compensation          Restricted      Securities
Name and                                     ----------------------         Stock, ($)      Underlying    All Other
Principal Position                 Year      Salary           Bonus         Awards<F1>      Options(#)  Compensation<F2>
---------------------------        ----      ------           -----         ----------      ----------  ----------------
Lawrence A. Collett                1997     $241,000         $63,700              --              --        $3,720
Chairman and                       1996      230,000          90,000              --              --         5,373
Chief Executive Officer            1995      210,000          45,000        $231,750<F3>      28,000         5,199
of the Company, Cass Bank
and CIS; Director of the
Company and Subsidiaries

Eric H. Brunngraber                1997     $ 96,600         $26,000              --           4,000         2,048
Vice President - Secretary         1996       86,000          19,000              --              --         1,805
Chief Financial Officer            1995       80,000          16,200              --           6,000         1,627


William C. Bouchein                1997     $127,500         $22,000              --              --         5,377
Vice President - Treasurer         1996      125,500          16,500              --              --         5,500
                                   1995      124,000          13,000        $ 60,750<F3>       6,000         5,716


<F1>  At December 31, 1997 the unvested restricted stock holdings of Messrs.
      Collett and Bouchein, respectively, consisted of 6,866 and 1,800 shares, with values of $169,934 and $44,550 based on the market value of the Company's shares at December 31,1997.

<F2>  These amounts represent Company matching contributions paid on behalf of the executive under the Company's 401(k) Plan and the imputed value of group term life premiums paid on their behalf.

<F3>  Represents the value at December 31, 1995 based upon market value of the Company's shares at the close of business on that date of restricted stock awards of 20,600 and 5,400 shares, respectively, which are subject to three-year vesting schedules, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning May 31, 1996. These restricted shares are entitled to vote and to be paid normal cash dividends.


                          OPTION GRANTS IN 1997

      The following table summarizes options granted during 1997 to the executive officers named above, together with estimates of the value of such options at the end of their seven-year terms assuming the market value of the Common Stock appreciates at an annual rate of 5% or 10%.


                                            Percent of                                            Potential Realizable
                          Numbers of          Total                                              Value at Assumed Annual
                          Securities         Options                                              Rates of Stock Price
                          Underlying        Granted to                                              Appreciation For
                           Options          Employees      Exercise                                   Option Term
                           Granted          in Fiscal     Base Price       Expiration            -----------------------
                             (#)              Year          ($/SH)            Date               5% ($)          10% ($)
                          ----------        ----------    ----------       ----------            ------          -------
Mr. Brunngraber             4,000             27.6%         $25.45            2004               41,440           96,560








            OPTIONS EXERCISED IN 1997 AND YEAR-END OPTION VALUES

      The following table summarizes options exercised during 1997, and the values of options outstanding on December 31, 1997, for the executive officers named above.


                                                                                  Number of
                                                                                 Securities             Value of
                                                                                 Underlying           Unexercised
                                                                                Unexercised           In-the-Money
                                                                                 Options at            Options at
                             Shares                                           Fiscal Year-End        Fiscal Year-End
                          Acquired on                   Value                   Exercisable/          Exercisable/
                          Exercise (#)               Realized ($)             Unexercisable (#)      Unexercisable ($)
                          ------------               ------------             -----------------      -----------------
Mr. Collett                   --                          --                    -- / 28,000           -- / $404,040

Mr. Brunngraber               --                          --                    -- / 10,000           -- /  $86,580

Mr. Bouchein                  --                          --                    -- /  6,000           -- /  $86,580



DEFINED BENEFIT RETIREMENT PLAN

      All officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Commercial Corporation, which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to one-twelfth of the sum of:

      (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

      (b)   .5% of Final Average Earnings in excess of Covered
            Compensation multiplied by years of participation.

      Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table including any amounts deferred under the Cass Commercial Corporation 401(k) Plan plus any noncash compensation reported on Internal Revenue Service Form W-2.

      Normal retirement under the Plan commences at age 65. At normal retirement the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Brunngraber-41; Mr. Bouchein-13.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.


                                        ESTIMATED ANNUAL RETIREMENT BENEFIT<F1><F2>
                                        -------------------------------------------

 Final                                    Years of Service Credited at Retirement
Average                                   ---------------------------------------
Earnings              10             15            20            25         30          35           40
----------------------------------------------------------------------------------------------------------
$125,000           $15,800         $23,700      $31,500       $39,400     $47,300     $55,200      $63,100

 150,000            19,300          28,900       38,500        48,200      57,800      67,500       77,100

 175,000            20,700          31,000       41,300        51,700      62,000      72,400       82,700

 200,000            20,700          31,000       41,300        51,700      62,000      72,400       82,700



<F1>  Estimated benefit calculation assumes retirement at age 65 in the year
      2000 with no increase in the maximum social security taxable wage base after 1997.

<F2>  Estimated benefits would be subject to Internal Revenue Service maximum retirement limitations in effect at the retirement date. The maximum compensation that may be recognized for determining benefits in 1997 is $160,000.


STOCK OPTION PLAN / STOCK BONUS PLAN

      During May 1995, the Company's Board of Directors established the 1995 Performance-Based Stock Option Plan (the Option Plan) and the 1995 Restricted Stock Bonus Plan (the Bonus Plan). These plans were adopted to aid the Company in securing and retaining qualified personnel. The Option Plan provides for the granting of options on up to 400,000 shares of the Company's common stock. As of December 31, 1997, 104,000, 6,000 and 8,500 options were outstanding at exercise prices of $10.32, $20.36 and $25.45, respectively. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria. The Bonus Plan provides for the issuance of up to 100,000 shares of the Company's common stock. As of December 31, 1997, an aggregate of 32,000 shares of the Company's common stock had been awarded to five participants. Interest in the shares of common stock awarded under the Bonus Plan vest over a three year period. Common stock awarded under the Bonus Plan is accounted for through the establishment of a contra stockholders' equity account. This contra stockholders' equity account is amortized against income over the vesting period of the stock awards.


DEFINED CONTRIBUTION SAVINGS PLAN

      All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Commercial Corporation 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the IRS maximum limitation which was $9,500 for 1997. Voluntary deferrals contributed to the 401(k) Plan by the Executive Officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 1997, for the benefit of the Executive Officers, are included in Other Compensation in the Summary Compensation Table. Each Executive Officer is fully vested in Company contributions.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent directors, one of which serves as chairman of the Committee. The Committee administers the Executive Compensation Program of the Company and none of these members has been or is an employee of the Company or of any of its subsidiaries. All material items relative to Executive Compensation or any benefit compensation for the entire Company must be analyzed, reviewed and approved by the Compensation Committee. While the Committee may seek input occasionally from the Chief Executive Officer, the Chief Financial Officer or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of Directors of the Company and recommending the overall levels of salary compensation for the entire corporation.

The Committee's philosophy with regard to executive compensation has been to seek to provide programs which will allow the Company to acquire and maintain competent executive officers and to attract and maintain other management personnel with the capabilities and requirements determined necessary to continue to lead the Company in meeting its objectives and in furthering its growth and profitability. It is further the philosophy of the Committee to constantly upgrade the caliber of performance of the Company's staff and reward its people in accordance with the results which are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, a significant component of the compensation of the Company's executives is tied to an incentive bonus plan which is directly related to the Company's pre-tax earnings. In 1997, a special bonus was paid to selected executives involved in the CIS acquisition of the Freight Payment Services Group of the Bank of Boston. Excluding this one-time bonus in 1997, most of the executives received increases in 1997 bonuses due the improved level of profits achieved.

The Committee generally seeks to maintain salaries at the mid-point levels of competitive peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant to performance and bonuses are distributed on the basis of these evaluations. The determination of bonuses for the Company's executive officers is a subjective process which utilizes no specific performance criteria, but which does consider growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements.

The Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania in determining the levels of peer compensation within its industry. Additionally, the Committee utilizes the services of Towers Perrin for evaluation of the compensation of its three top executive positions. The Committee considers stock options and grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock awards provided under the Company's stock option plan are granted primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, the relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO. No new stock incentive programs were provided in 1997. The company utilizes the services of Towers Perrin in determining appropriate stock incentive and compensation and annually reviews information from other compensation sources for other bank holding companies and companies performing in industries similar to those of its operating subsidiaries.



                                    Irving A. Shepard, Chairman
                                    Robert J. Bodine
                                    Andrew J. Signorelli

PERFORMANCE GRAPH

      The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the NASDAQ National Market System beginning with July 1, 1996, which was the initial date the Company's shares were so quoted, with the cumulative total return, including all dividends, of (i) the NASDAQ Stock Market Index for United States companies, and (ii) the NASDAQ Bank Stocks Index.




                                [GRAPH]

                            7/1/96     7/31/96   8/31/96   9/30/96  10/31/96  11/30/96  12/31/96   1/31/97   2/28/97   3/31/97
Nasdaq Stock Market (US)     100       190.14     95.19    102.47    101.34    107.6     107.5     115.14    108.78    101.66
Nasdaq Bank Stocks           100        98.29    105.1     110.13    115.01    123.6     124.36    131.28    138.67    133.67
Cass Commercial Corporation  100       100       100       103.72    104.75    105.77    108.508   111.28    116.48    126.58
Index Level                  100       100       100       100       100       100       100       100       100       100

                            4/30/97    5/31/97   6/30/97   7/31/97   8/31/97   9/30/97  10/31/97  11/30/97  12/31/97
Nasdaq Stock Market (US)     104.86    118.74    120.31    133.02    132.81    140.67    133.36    134.02    131.92
Nasdaq Bank Stocks           136.67    145.21    155.54    167.47    166.11    183.44    184.36    191.79    210.09
Cass Commercial Corporation  123.1     114.06    152.57    139.28    138.58    140.7     140.7     141.4     140.01
Index Level                  100       100       100       100       100       100       100       100       100

CERTAIN TRANSACTIONS

      Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowing and investments in certificates of deposit and repurchase agreements. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1997, the aggregate amount of all loans and available credit to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $2.2 million, which represented approximately 4.2% of the Company's consolidated shareholders' equity at that date.

      Bruce E. Woodruff, a director and shareholder of the Company, is of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, counsel to the Company and the Bank.

                        PRINCIPAL SHAREHOLDERS

The following table contains information with respect to beneficial ownership of the Company's outstanding common stock by the directors and executive officers of the Company named in the Summary Compensation Table, as of March 5, 1998. Unless otherwise indicated, the named person has sole voting and dispositive rights with respect to such shares.



    Name of                                         Number of Shares               Percent
Beneficial Owner                                   Beneficially Owned              of Class
----------------                                   ------------------              --------
Robert J. Bodine                                       84,084 <F1>                  2.18%
William C. Bouchein                                    31,120 <F2>                      <F*>
Eric H. Brunngraber                                       600 <F3>                      <F*>
Lawrence A. Collett                                    56,693 <F4>                  1.47
Thomas J. Fucoloro                                         -- <F5>                      <F*>
Harry J. Krieg                                         70,648 <F6>                  1.83
Howard A. Kuehner                                     140,054 <F7>                  3.63
Jake Nania                                            343,766 <F8>                  8.90
Irving A. Shepard                                       9,806 <F9>                      <F*>
A. J. Signorelli                                      109,310 <F10>                 2.83
John J. Vallina                                         6,370 <F11>                     <F*>
Bruce E. Woodruff                                       5,000                           <F*>
All executive officers and directors                  -------
     as a group                                       857,451                      22.21%
                                                      -------

-------------------------------

<F*>  Less than 1% of class.

<F1>  Excludes 8,784 shares held in a trust as to which Mr. Bodine's spouse has sole voting and dispositive power.

<F2>  Of these shares, 27,520 are in a trust with the named stockholder having sole voting and dispositive power. 1,800 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Bouchein has voting rights but no dispositive rights.

<F3>  These shares are owned jointly with his wife.

<F4>  Of these shares, 42,960 are owned jointly with his wife.  6,866 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Collett has voting but dispositive rights.

<F5>  Excludes 200 shares held in a trust as to which Mr. Fucoloro's spouse has sole voting and dispositive powers.

<F6>  Excludes 84,136 shares owned by his wife.

<F7>  Of these shares, 78,430 are in a trust with Mr. Kuehner having shared voting and dispositive powers. Excludes 106,988 shares owned by his wife.

<F8>  These shares are in a trust with the named stockholder having sole voting and dispositive power.

<F9>  Excludes 7,600 shares owned by his wife.

<F10> Of these shares, 63,072 are held in trust with his sister and 46,238 are owned jointly with his wife. Excludes 2,656 shares owned by his wife.

<F11> Of these shares, 4,370 are owned jointly with his wife.  1,000 of these shares were granted under the Company's 1995 Restricted Stock Bonus Plan and are subject to forfeiture; however, Mr. Vallina has voting rights but no dispositive rights.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 1997 all Section 16(a) filing requirements were complied with by all persons who, during the year, were directors, officers or holders of 10% or more of the Company's shares.



                            SELECTION OF AUDITORS

      KPMG Peat Marwick LLP were the auditors of the Company during the year ended December 31, 1997 and also have been selected by the Board of Directors to serve as auditors for the present year. The Board of Directors recommends to the Stockholders their ratification of its selection of KPMG Peat Marwick LLP as independent auditors to audit the accounts of the Company and its subsidiaries for 1998.

      KPMG Peat Marwick LLP has served as the Company's independent auditors since 1983.

      A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Stockholders.


                               OTHER MATTERS

      Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgement.

      Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.


                           STOCKHOLDER PROPOSALS

      Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than November 27, 1998. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.


                        By Order of the Board of Directors


                        Eric H. Brunngraber
                        Vice President-Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL              Please mark
OF THE FOLLOWING PROPOSALS:                                  your votes as  /X/
                                                              indicated in
                                                              this example

1. Election of three directors to serve until the
   year 2001, or until their successors are elected
   and qualified.
       FOR all               WITHHOLD               Term expiring 2001: Messrs.
    nominees listed         AUTHORITY               Lawrence A. Collett, Irving
 (except as indicated    to vote for all            A. Shepard, and Andrew J.
   to the contrary)      nominees listed            Signorelli
        / /                   / /
                                                    (INSTRUCTION: TO WITHHOLD
                                                    AUTHORITY TO VOTE FOR AN
                                                    INDIVIDUAL NOMINEE, WRITE
                                                    THAT NOMINEE'S NAME ON THE
                                                    LINE BELOW.)

                                                    ----------------------------

2. Ratification of the selection of KPMG
   Peat Marwick LLP as independent
   public accountants for 1998.

    FOR       AGAINST      ABSTAIN
   / /         / /           / /


WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED THEREON, AND IN THE BEST JUDGEMENT OF THE PROXIES ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING. IF NO MANNER IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATE:                                                                , 1998
       -------------------------------------------------------------

---------------------------------------------------------------------------
                       SIGNATURE OF SHAREHOLDER

NOTE: Please sign as your name appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by authorized person.





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[CASS LOGO]


March 23, 1998

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:
     The Annual Meeting of Shareholders of Cass Commercial Corporation will be held at the offices of Cass Commercial Corporation located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 20, 1998, at 11:00 a.m., for the following purposes:

     1. To elect directors for three year terms and until the 2001 Annual
        Meeting.

     2. Ratification of the selection of KPMG Peat Marwick LLP as independent public accountants for 1998.

     3. To act upon such other matters as may properly come before the meeting.

     The close of business on March 12, 1998, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

                                         By order of the Board of Directors,



                                         Eric H. Brunngraber
                                         Vice President - Secretary
                                         Chief Financial Officer

                           CASS COMMERCIAL CORPORATION

                       Solicited by the Board of Directors

     The undersigned hereby constitutes and appoints Lawrence A. Collett, and Andrew J. Signorelli, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in CASS COMMERCIAL CORPORATION at the Annual Meeting of Shareholders to be held at 11:00 a.m., April 20, 1998, and at any adjournments thereof on all matters properly before the meeting.





                  (Continued and To Be Signed on Other Side.)




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

                                Appendix

      Page 11 of the printed proxy contains a Comparison of Cumulative Total Returns Graph. The information contained in the graph has been presented in a format that may be processed by the EDGAR system.